THIS CONTRACT FOR SALE OF OIL & GAS LEASEHOLD ESTATE made and entered into this 3rd day of February, 2012, by and between **Travis Coomer, Mitchell Coomer, Anthony Franklin, TN-K Energy Group, Inc., SELLERS**, on one hand; and **Texas Mineral Properties, LLC, d/b/a BSAG Properties, LTD,** its successors or assigns, **BUYER**, on the other hand.

WITNESSETH:

For TEN DOLLARS and other valuable consideration, SELLER does hereby agree to assign, sell and convey to BUYER, and BUYER does hereby agree to purchase from SELLER the following described Oil and Gas Leasehold interests and estates, all and/or 100% of all working and/or operating interests relating to the said leasehold interests, together with all improvements and appurtenances thereto, more particularly described in Exhibit "A" attached hereto (hereinafter referred to as "Leasehold Estate"), Exhibit "B" attached hereto (hereinafter referred to as "Disbursement of Earnest Money), Exhibit "C" attached hereto (hereinafter referred to as "Disbursement of Funds at Closing"), under the following terms and conditions:

1. **Purchase Price:**

   The Purchase Price for the Leasehold Estate, all and/or 100% of all working and/or operating interests, and related property as set forth herein shall be the sum of

   FOUR MILLION EIGHT HUNDRED THOUSAND and 00/100 DOLLARS ($4,800,000.00),

   which sum is payable as follows:

   a. **SEVENTY FIVE THOUSAND and 00/100 DOLLARS** ($75,000.00) Earnest Money Deposit. To be credited towards purchase price at closing.

   b. At closing, **FOUR MILLION SEVEN HUNDRED TWENTY FIVE THOUSAND and 00/100 DOLLARS** ($4,725,000.00) shall be paid to SELLER, in accordance with the Special Conditions.

2. **Special Conditions:**

a. SELLER agrees to assign, sell and covey to BUYER good and marketable title to the Leasehold Estate and all and/or 100% of the working and/or operating interests relating to the Leasehold Estate. Further, SELLER represents and warrants to BUYER that SELLER owns and holds good title to all and/or 100% of the working and/or operating interests relating to the Leasehold Estate and can convey/assign the same to BUYER. The transfer of the aforementioned Leasehold Estate and all Working Interests relating thereto shall be assigned and conveyed free and clear of any or all encumbrances, liens, debts and/or claims of any kind.

Further, SELLER warrants and represents to BUYER that the said Leasehold Estate is in full force and effect and that all acreage thereunder or related thereto is held by production of oil and gas and/or other hydrocarbons. Further, SELLER warrants and represents that no defaults exist relating to the Leasehold Estate and that no claims and/or allegations of breach of the Leasehold Estate exist and/or are known by the SELLER.

b. SELLER shall furnish to BUYER upon the execution of this Contract, all title opinions in its possession concerning the Leasehold Estate subject to this Contract, all production, drilling, geological, engineering, well logs, reports, etc. involving this Leasehold Estate, and (ii) all title documents in its possession relating to the Leasehold Estate and the working and/or operating interests related thereto.

c. SELLER further represents that the Leasehold Estate is in good standing with the State of Kentucky, concerning well bonding permits and flow line maps for all wells being part of the assignment of the leasehold estate.

d. Any and all oil remaining in the tanks of the Leasehold Estate as of the date of the closing of this Contract will belong to and be delivered to BUYER at closing.

e. SELLER also sells, assigns, and conveys to BUYER all of their interest in all well equipment, tanks, pumps, rods and tubes in the ground and fixtures located on the Leasehold Estate, related to the well sites and Leasehold Estate.

f. BUYER has 15 days from the execution of this Contract to perform due diligence, including verification of check stubs, leases, etc. before the Earnest Money is due.

3. **Closing:**

The Sale of the Leasehold Estate and other interests and property herein shall close on March 30, 2012. However, in the event this agreement does not close on or before March 30, 2012, the BUYER has a onetime option to pay an additional $50,000 to extend the closing date 12 business days. The $50,000 extension payment shall be credited towards the purchase price at closing. Closing to take place at a

location agreed upon by the BUYER and SELLER. At the Closing SELLER will deliver an executed Assignment and Bill of Sale to the Leasehold Estate, all and/or 100% of all working and/or operating interests related thereto, and all other property agreed to be sold hereunder. All earnest money is non-refundable, except that if (i) SELLER is unable to assign and convey (a) title as required under Section 2 above; and (b) all and/or 100% of the working and/or operating interests related to the Leasehold Estate; (ii) the Leasehold Estate is not in full force and effect and/or is not held by production; or (iii) default(s) and/or breach(es) exist relating to the Leasehold Estate, then BUYER shall have the right to terminate this contract and receive a refund of any and all earnest money paid hereunder, after which BUYER shall have no further liability to the SELLER whatsoever. BUYER can enforce specific performance of this contract.

4. **Closing Costs:**

SELLER and BUYER shall equally split all closing cost related to this agreement. SELLER shall prepare the Assignment, which document must be in a form approved by the attorney for the BUYER. SELLER shall bear the cost to remove any encumbrance to the title that prevents SELLER to convey title as required herein to BUYER for all property.

5. **Proration:**

SELLER is responsible for the payment of all personal property taxes relating to any and all oil produced from the Leasehold Estate for tax year 2012 up to the time of closing.

6. **Entire Agreement:**

BUYER and SELLER have read the entire contents of this Contract, agree that all terms and conditions pertinent hereto are included in this writing and agree that no verbal agreements or understandings of any kind shall be binding upon the Parties.

7. **Successors:**

This Agreement is binding upon the Successor or Assigns of the Parties. BUYER can assign its interest in this Contract. SELLER warrants that it has complied with the Laws of the State of Kentucky and is in good standing, and further has full authority to sell and transfer the Leasehold Estate and other interests hereunder.

EXECUTED this 8th day of February, 2012.

SELLER

By: Travis Coomer
Travis Coomer

By: Mitchell Coomer
Mitchell Coomer

By: Anthony Franklin
Anthony Franklin

TN-K Energy Group, Inc.

By: Ken Page
Ken Page

BUYER

Texas Mineral Properties, LLC
d/b/a BSAG Properties, LTD.

By: ______________
Kenny Davis
Agent of
Texas Mineral Properties, LLC.

EXHIBIT "B"

"Disbursement of Earnest Money"

- $75,000 Earnest money stated in this purchase agreement by and between Travis Coomer, Mitchell Coomer, Anthony Franklin, TN-K Energy Group, Inc., SELLERS and Texas Mineral Properties, LLC., BUYER is to be disbursed as follows.

Clark Lease

- Travis Coomer - $ 8,333.33
- Mitchell Coomer - $8,333.33
- TN-K Energy Group Inc. - $8,333.34

Hickerson Lease

- Travis Coomer - $5,000.00
- Anthony Franklin - $5,000.00

Remaining Balance

- Travis Coomer - $40,000.00

EXHIBIT "C"

"Disbursement of Funds at Closing"

- At Closing of this purchase agreement by and between Travis Coomer, Mitchell Coomer, Anthony Franklin, TN-K Energy Group, Inc., SELLERS and Texas Mineral Properties, LLC., BUYER, $4,725,000 is to be disbursed as follows.

Clark Lease

- Travis Coomer - $391,666.67
- Mitchell Coomer - $391,666.67
- TN-K Energy Group Inc. - $391,666.66

Hickerson Lease

- Travis Coomer - $245,000.00
- Anthony Franklin - $245,000.00

Remaining Balance

- Travis Coomer - $3,060,000.00